Exhibit 10.1

     THIS DISTRIBUTION AGREEMENT is made and entered into as of the 17th day of March 2003 by Earth Sciences, Inc., a Colorado corporation ("ESI") and ADA-ES, Inc., a Colorado corporation ("ADA-ES").


                                    RECITALS

          WHEREAS, the Board of Directors of ESI has deemed it appropriate and advisable, to:

          (a) separate and divide the existing businesses of ESI so that the ADA-ES Business (as defined below) shall be owned directly by ADA-ES, and

          (b) distribute, following such separation and division, as a dividend to the holders of shares of common stock, $.01 par value per share, of ESI (the "ESI Common Stock") all of the outstanding shares of common stock, no par value, of ADA-ES (the "ADA-ES Common Stock") held by ESI;

     WHEREAS, ESI and ADA-ES have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such separation, division and distribution and to set forth other agreements that will govern certain other matters prior to and following such separation, division and distribution.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. General. Unless otherwise defined herein or unless the context otherwise requires, the following terms will have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined).

     "Action" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration tribunal.

     "ADA-ES" means ADA-ES, Inc., a Colorado corporation, the ADA-ES Subsidiaries and the corporations, partnerships, joint ventures, investments and other entities that represent equity investments of ADA-ES or any of the ADA-ES Subsidiaries following the consummation of the Corporate Restructuring Transactions and the Distribution.

     "ADA-ES Assets" means, collectively, all of the following rights and assets that are owned by ESI and or any of its Subsidiaries as of the close of business on the Distribution Date:

          (i) the capital stock of the ADA-ES Subsidiaries;

          (ii) all of the assets included on the ADA-ES Business Pro Forma Balance Sheet that are owned by ESI or any of its Subsidiaries as of the close of business on the Distribution Date;

          (iii) all of the assets and rights expressly allocated to ADA-ES or any of the ADA-ES Subsidiaries under this Agreement or any of the Ancillary Agreements; and

          (iv) any other asset acquired by ESI or any of its Subsidiaries from the date of the ADA-ES Business Pro Forma Balance Sheet to the close of business on the Distribution Date that is owned by ESI or any of its Subsidiaries as of the close of business on the Distribution Date and that is of a nature or type that would have resulted in such asset being included as an asset on the ADA-ES Business Pro Forma Balance Sheet had it been acquired on or prior to the date of the ADA-ES Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of the assets included on the ADA-ES Business Pro Forma Balance Sheet.

     "ADA-ES Business" means the businesses that, after giving effect to the Corporate Restructuring Transactions, are conducted by:

          (i) ADA-ES and its Subsidiaries or any of the other members of the ADA-ES Group; and

          (ii) any business entity acquired or established by or for ESI or ADA-ES or any of their Subsidiaries between the date of this Agreement and the close of business on the Distribution Date that is engaged in, or intends to engage in, any business that is of a type or nature that would have resulted in such business being included either as a Subsidiary or an asset of ADA-ES on the ADA-ES Business Pro Forma Balance Sheet had it been acquired or established on or prior to the date of the ADA-ES Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of the Subsidiaries and assets included on the ADA-ES Business Pro Forma Balance Sheet.

     "ADA-ES Common Shares" means the shares of ADA-ES Common Stock owned by ESI after giving effect to the stock dividend provided for in Section 2.02 hereof.

     "ADA-ES Common Stock" has the meaning ascribed to such term in the Recitals to this Agreement.

     "ADA-ES Group" means ADA-ES, the ADA-ES Subsidiaries and the corporations, partnerships, joint ventures, investments and other entities that represent equity investments of ADA-ES or any of the ADA-ES Subsidiaries following the consummation of the Corporate Restructuring Transactions and the Distribution.

     "ADA-ES Indemnified Parties" means:

          (i) ADA-ES and each Affiliate thereof after giving effect to the Corporate Restructuring Transactions and the Distribution; and

          (ii) each of the respective past, present and future directors, officers, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of any of such directors, officers, employees and agents.

     "ADA-ES Information Statement" means the Information Statement or Registration Statement relating to ADA-ES and the transactions contemplated hereby to be distributed to holders of ESI Common Stock pursuant to the terms of this Agreement.

     "ADA-ES Liabilities" means, collectively, all of the Liabilities of ADA-ES, the ADA-ES Subsidiaries and each of the other members of the ADA-ES Group after giving effect to the Corporate Restructuring Transactions, the Distribution and the transactions contemplated under the Debt and Cash Allocation Agreement, including, without limitation:

          (i) all of the Liabilities included on the ADA-ES Business Pro Forma Balance Sheet that remain outstanding as of the close of business on the Distribution Date;

          (ii) all other Liabilities that are incurred or which accrue or are accrued at any time on, prior to or after the date of the ADA-ES Business Pro Forma Balance Sheet and that arise or arose out of, or in connection with, the ADA-ES Assets, the ADA-ES Business or the Prior ADA-ES Businesses, determined on a basis consistent with the determination of Liabilities of ADA-ES on the ADA-ES Business Pro Forma Balance Sheet;

          (iii) all of the Liabilities of ADA-ES, the ADA-ES Subsidiaries or any of the other members of the ADA-ES Group under, or to be retained or assumed by ADA-ES, any ADA-ES Subsidiary or any of the other members of the ADA-ES Group pursuant to this Agreement or any of the Ancillary Agreements;

          (iv) all the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, on or following the Distribution Date) arising out of or in connection with or otherwise relating to the management or conduct before or after the Distribution Date of the ADA-ES Business;

          (v) ADA-ES Securities Liabilities; and

          (vi) Securities Liabilities arising out of events occurring after the Distribution Date and relating to the ADA-ES Business.

     "ADA-ES Pro Forma Balance Sheet" means the Pro Forma Consolidated Balance Sheet for ADA-ES and the ADA-ES Subsidiaries as of December 31, 2002 attached hereto as Exhibit G.

     "ADA-ES Records" has the meaning ascribed to such term in Section 6.01(a) hereof.

     "ADA-ES Registration Statement" or "Registration Statement" means the Registration Statement on Form 10-SB to be filed with the Commission pursuant to the requirements of Section 12 of the Exchange Act and the rules and regulations thereunder in order to register the ADA-ES Common Stock under Section 12(b) of the Exchange Act.

     "ADA-ES Securities Liabilities" means any and all Securities Liabilities arising out of, or in connection with, or relating in whole or in part to any of the following: (i) the ADA-ES Registration Statement; (ii) the ADA-ES Information Statement; (iii) any of the information, data (financial or otherwise) or disclosures in (or any alleged failure to set forth certain information, data or disclosures) in the ADA-ES Registration Statement or ADA-ES Information Statement irrespective of (A) who authored, prepared or provided such information, data or disclosures (or, as the case may be, the section or discussion in which certain information, data or disclosure is alleged to have been omitted), or (B) the form in which, or medium through which (e.g., verbally, in writing, etc.), such information, data, disclosures, discussion or section were provided.

     "ADA-ES Subsidiaries" means the Subsidiaries listed in Exhibit H hereto.

     "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

     "Agent" means Computershare Trust Company, Inc., or such other trust company or bank designated by ESI, who shall act as agent for the holders of ESI Common Stock in connection with the Distribution.

     "Agreement" means this Distribution Agreement by and between ESI and ADA-ES, including any amendments hereto and each Schedule and Exhibit attached hereto.

     "Ancillary Agreement" means all of the written agreements, instruments, understandings, assignments or other arrangements (other than this Agreement) entered into by the parties hereto or any other member of their respective Groups in connection with the Corporate Restructuring Transactions, the Distribution and the other transactions contemplated hereby or thereby, including, without limitation, the following:

          (i) the Debt and Cash Allocation Agreement;

          (ii) the Insurance Agreement;

          (iii) the Conveyancing and Assumption Instruments;

          (iv) the Benefits and Pension Plan Agreement;

          (v) the Tax Sharing Agreement;

          (vi) the Transition Services Agreement; and

          (vii) the Transition Trademark License.

     "Benefits and Pension Plan Agreement" means the Benefits and Pension Plan Agreement by and between ESI and ADA-ES, which agreement shall be entered into on or prior to the Distribution Date in the form attached hereto as Exhibit A.

     "Books and Records" means all books, records, manuals, agreements and other materials (in any form or medium), including without limitation, all mortgages, licenses, indentures, contracts, financial data, customer lists, marketing materials and studies, advertising materials, price lists, correspondence, distribution lists, supplier lists, production data, sales and promotional materials and records, purchasing materials and records, personnel records, manufacturing and quality control records and procedures, blue prints, research and development files, records, data and laboratory books, accounts records, sales order files, litigation files, computer files, microfiche, tape recordings and photographs.

     "CBCA" means the Colorado Business Corporations Act.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor law.

     "Commission" means the United States Securities and Exchange Commission.

     "Consents" has the meaning ascribed to such term in Section 2.07 hereof.

     "Conveyancing and Assumption Transactions" means, collectively, the various written agreements, instruments and other documents to be entered into to effect the Corporate Restructuring Transactions or to otherwise effect the transfer of assets and the assumption of Liabilities in the manner contemplated by this Agreement, the Ancillary Agreements and the Corporate Restructuring Transactions.

     "Corporate Restructuring Transactions" means, collectively, (a) each of the distribution, transfers, conveyances, contributions, assignments and other transactions described and set forth in Exhibit B attached hereto, and (b) such other distribution, transfers, conveyances, contributions, assignments and other transactions (so long as such other distribution, transfers, conveyances, contributions, assignments and other transactions do not, individually or in the aggregate, adversely affect the ESI Business (other than to a de minimis extent) that may be required to be accomplished, effected or consummated by ESI, ADA-ES or any of their respective Subsidiaries and Affiliates in order to separate and divide, in a series of transactions that, to the extent intended to qualify for tax-free transactions under the Code, shall qualify for tax-free treatment under the Code, the existing businesses of ESI so that, except as otherwise expressly set forth in Exhibit B hereto:

          (i) assets, liabilities and business necessary for the continuing operation of the ADA-ES Business shall be owned, directly and indirectly, by ADA-ES:

          (ii) the businesses, assets and liabilities of ESI that remain after the separations and divisions described in clause (i) above, including, without limitation, the assets, liabilities and business necessary for the continuing operation of the ESI Business, are, after giving effect to the Distribution, owned, directly and indirectly, by ESI.

     "Debt and Cash Allocation Agreement" means the Debt and Cash Allocation Agreement by and between ESI and ADA-ES, which agreement shall be entered into on or prior to the Distribution Date in the form attached hereto as Exhibit C, except for such changes or modifications thereto that do not, individually or in the aggregate, adversely affect the ESI Business (other than to a de minimis extent).

     "Distribution" means the distribution on the Distribution Date as a dividend to holders of record of shares of ESI Common Stock as of the Distribution Record Date of all of the outstanding ADA-ES Common Shares owned by ESI on the basis provided in Section 3.02 hereof.

     "Distribution Date" means such date as may hereafter be determined by ESI's Board of Directors as the date on which the Distribution shall be effected.

     "Distribution Record Date" means the close of business on the date determined by the Board of Directors of ESI for the purpose of determining the holders of record of ESI Common Stock entitled to participate in the Distribution.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601, et seq.), whether now or hereafter in existence, relating to the environment, natural resources or human health and safety or endangered or threatened species of fish, wildlife and plants or to emissions, discharges or releases of pollutants, contaminants, petroleum a petroleum products, chemicals or toxic or hazardous substances or waste into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or toxic or hazardous substances or waste or the cleanup or other remediation thereof.

     "ESI" means Earth Sciences, Inc., a Colorado corporation.

     "ESI Assets" means, collectively, all the rights and assets owned by ESI or any of its Subsidiaries as of the close of business on the Distribution Date other than the ADA-ES Assets and the capital stock of ADA-ES, including without limitation:

          (i) the capital stock of the ESI Subsidiaries;

          (ii) all of the assets included on the ESI Business Pro Forma Balance Sheet that are owned by ESI and its Subsidiaries as of the close of business on the Distribution Date and any other asset acquired by ESI or any of its Subsidiaries from the date of the ESI Business Pro Forma Balance Sheet to the close of business on the Distribution Date that is owned by ESI and its Subsidiaries as of the close of business on the Distribution Date and that is of a type or nature that would have resulted in such asset being included as an asset on the ESI Business Pro Forma Balance Sheet had it been acquired on or prior to the date of the ESI Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of assets included on the ESI Business Pro Forma Balance Sheet; and

          (iii) all of the assets and rights expressly allocated to ESI or any of the Subsidiaries under this Agreement or any of the Ancillary Agreements.

     "ESI Business" means the businesses (other than the ADA-ES Business) that, after giving effect to the Corporate Restructuring Transactions, are or were conducted by:

          (i) ESI, the ESI Subsidiaries or any of the other members of the ESI Group;

          (ii) any other division, Subsidiary or investment of ESI, or any ESI Subsidiary or any of the other members of the ESI Group managed or operated or in existence as of the date of this Agreement or any prior time, unless such other division, Subsidiary or investment is expressly included in the ADA-ES Group immediately after giving effect to the Corporate Restructuring Transactions; and

          (iii) any business entity acquired or established by or for ESI or any of the ESI Subsidiaries between the date of this Agreement and the close of business on the Distribution Date that is engaged in, or intends to engage in, any business that is of a type or nature that would have resulted in such business being included either as a ESI Subsidiary or an asset of ESI on the ESI Business Pro Forma Balance Sheet had it been acquired or established on or prior to the date of the ESI Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of the Subsidiaries and assets included on the ESI Business Pro Forma Balance Sheet.

     "ESI Pro Forma Balance Sheet" means the Pro Forma Consolidated Balance Sheet for ESI and the ESI Subsidiaries as of December 31, 2002 attached hereto as Exhibit E.

     "ESI Common Stock" has the meaning ascribed to such term in the Recitals to this Agreement.

     "ESI Corporate Records" has the meaning ascribed to such term in Section 6.01(a) hereof.

     "ESI Group" means ESI, the ESI Subsidiaries and the corporations, partnerships, joint ventures, investments and other entities that represent equity investments of ESI or any of the ESI Subsidiaries following consummation of the Corporate Restructuring Transactions and the Distribution.

     "ESI Holders" means the holders of record of ESI Common Stock as of the Distribution Record Date.

     "ESI Indemnified Parties" means:

          (i) ESI, the ESI Subsidiaries and each Affiliate thereof after giving effect to the Corporate Restructuring Transactions and the Distribution; and

          (ii) each of the respective past, present and future directors, officers, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of such directors, officers, employees and agents.

     "ESI Liabilities" means, collectively, all of the Liabilities of ESI and the ESI Subsidiaries and each of the other members of the ESI Group remaining after giving effect to the Corporate Restructuring Transactions, the Distribution and the transactions contemplated under the Debt and Cash Allocation Agreement, including without limitation:

          (i) all of the Liabilities included on the ESI Business Pro Forma Balance Sheet that remain outstanding as of the close of business on the Distribution Date;

          (ii) all Liabilities that are incurred or that otherwise accrue or are accrued at any time on, prior to or after the date of the ESI Business Pro Forma Balance Sheet and that arise or arose out of, or in connection with, the ESI Assets or the ESI Business, determined on a basis consistent with the determination of Liabilities of ESI included on the ESI Business Pro Forma Balance Sheet;

          (iii) all of the Liabilities of ESI, the ESI Subsidiaries or any of the other members of the ESI Group or to be retained or assumed by ESI, any ESI Subsidiary or any of the other members of the ESI Group pursuant to the Corporate Restructuring Transactions, this Agreement or any of the Ancillary Agreements;

          (iv) all of the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, on or following the Distribution Date) arising out of or in connection with or otherwise relating to the management or conduct before or after the Distribution Date of the ESI Business;

          (v) all other Liabilities of ESI, the ESI Subsidiaries or any of the other members of the ESI Group (that do not constitute ADA-ES Liabilities), which other Liabilities of ESI, the ESI Subsidiaries or any of the other members of the ESI Group shall include, without limitation, any and all Liabilities arising out of or relating to any Action or Third Party Claim by any Governmental Authority or any other Person that is based on any alleged breach of fiduciary duty by the Board of Directors of ESI or any member thereof, or any ESI stockholder derivative suit or other similar Actions;

          (vi) Securities Liabilities arising out of events occurring prior to the Distribution Date, and Securities Liabilities arising out of events occurring after the Distribution Date and relating to the ESI.

     "ESI Records" has the meaning ascribed to such term in Section 6.01(b) hereof.

     "ESI Subsidiaries" means the Subsidiaries of ESI set forth in Exhibit F hereto and all other Subsidiaries of ESI other than ADA-ES or its Subsidiaries.

     "ESI Trademarks and Trade Names" means all trademarks, service marks, and trade names containing "ESI" or variations thereof, along with their respective applications and registrations wherever used or registered.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Act File Material" means the Registration Statement, as amended at the time it was declared effective under the Exchange Act, the related Information Statement or any amendment or supplement thereto, the related letter of transmittal, any related stockholder communication, any other exhibits to any of the foregoing and any amendment or supplement thereto, in each case including all information incorporated by reference therein.

     "GAAP" means United States generally accepted accounting principles and practices, as in effect on the date of this Agreement, as promulgated by the Financial Accounting Standards Board and its predecessors.

     "Governmental Authority" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

     "Indemnifiable Losses" means, with respect to any Person, any and all losses, liabilities, penalties, claims, damages, demands, costs and expenses (including, without limitation, reasonable attorneys' fees, investigation expenses and any and all other out-of-pocket expenses, but excluding any punitive or consequential damages) or other Liabilities whatsoever that are assessed, imposed, awarded against, incurred or accrued by such Person either
(a) in investigating, preparing for, defending against or otherwise arising out of or in connection with any Actions, any potential or threatened Actions or any Third Party Claims for which such Person would be entitled to indemnification under Article VII hereof, or (b) in respect of any other event, occurrence or matter for which such Person would be entitled to indemnification under Article VII hereof, in each case whether accrued or incurred on, before or after the date of this Agreement.

     "Indemnifying Party" has the meaning ascribed to such term in Section 7.03(a) hereof.

     "Indemnified Party" has the meaning ascribed to such tern in Section 7.03(a) hereof.

     "Information Statement" means the ADA-ES Information Statement.

     "Insurance Agreement" means the Insurance Agreement by and between ESI and ADA-ES, which agreement shall be entered into on or prior to the Distribution Date in the form attached hereto as Exhibit D except for such changes or modifications thereto that do not, individually or in the aggregate, adversely affect the ESI Business other than to a de minimis extent.

     "Insurance Proceeds" means, with respect to any insured party, those monies, net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, or cost of reserve paid or held by or for the benefit of such insured, which are either.

          (i) received by an insured from an insurance carrier, or

          (ii) paid by an insurance carrier on behalf of an insured.

     "Law" means all laws, statutes and ordinances and all regulations, rules and other pronouncements of Governmental Authorities having the effect of law of the United States, any foreign country, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality, or any Governmental Authority thereof.

     "Liabilities" means any and all debts, liabilities, obligations, responsibilities, response actions, losses, damages (whether compensatory, punitive or treble), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including, without limitation, those arising under or in connection with any Law (including any Environmental Law), Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party, or party to this Agreement, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys' fees, disbursements and expense of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof.

     "OTCBB" means the OTC Bulletin Board exchange.

     "Person" means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or other entity, or any government, or any agency or political subdivision thereof.

     "Prior ADA-ES Businesses" means, collectively, all divisions, Subsidiaries, other business entities or investments of ESI (or one of its Subsidiaries) that, at any time prior to the date of the ADA-ES Business Pro Forma Balance Sheet, were included in the ADA-ES segments for purposes of segment reporting in any of ESI's Annual Reports on Form 10-KSB, and were sold, transferred, otherwise disposed of or discontinued prior to such date.

     "Privilege" has the meaning ascribed to such term in Section 6.07(a) hereof.

     "Privileged Information" has the meaning ascribed to such term in Section 6.07(a) hereof.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Liabilities" means any and all losses, liabilities, penalties, claims, damages, demands, costs or expenses or other Liabilities whatsoever that are assessed, imposed, awarded against, incurred or accrued by a Person arising out of or relating in whole or in part to any Action, any potential or threatened Action or any Third Party Claim (or potential or threatened Third Party Claim) by any Governmental Authority or any other Person that is based on any violations or alleged violations of the Securities Act, Exchange Act, any of the rules or regulations of the Commission promulgated under the Securities Act or Exchange Act, or any other securities or other similar Law.

     "Subsidiary" means, with respect to any Person:

          (i) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of a contingency) is at the time, directly or indirectly, owned or controlled by such Person or by such Person and one or more of its Subsidiaries; or

          (ii) any noncorporate entity in which such Person or such Person and one or more Subsidiaries of such Person either (a) directly or indirectly, as of the date of determination thereof, has at least a majority ownership interest, or (b) as of the date of determination is a general partner or an entity performing similar functions (e.g., manager of a Limited Liability Company or a trustee or a trust).


     "Tax" or "Taxes" means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, occupation, services, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar tax (including any fee, assessment or other charge in the nature of or in lieu of any tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

     "Tax Sharing Agreement" means the Tax Sharing Agreement by and between ESI and ADA-ES which agreement shall be entered into on or prior to the Distribution Date in the form attached hereto as Exhibit I, except for such changes or modifications thereto that do not, individually or in the aggregate, adversely affect the ESI Business other than to a de minimis extent.

     "Termination Date" means the date on which this Agreement is terminated pursuant to and in accordance with the provisions of Section 8.10 of this Agreement.

     "Third Party Claim" has the meaning as defined in Section 7.04(a) hereof.

     "Transition Services Agreement" means the Transition Services Agreement by and between ESI and ADA-ES, which agreement shall be entered into on or prior to the Distribution Date in the form attached hereto as Exhibit J.

     "Transition Trademark License" has the meaning ascribed to such term in
Section 5.02 hereof.

     SECTION 1.02. References. References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.

                                   ARTICLE II

                         PRE-DISTRIBUTION TRANSACTIONS;
                                CERTAIN COVENANTS

     SECTION 2.01. Corporate Restructuring Transactions. On or prior to the Distribution Date and otherwise in accordance with the terms and provisions set forth in Exhibit B hereto, ESI and ADA-ES shall, and shall cause each of their

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


respective Subsidiaries to, as applicable, take such actions as are necessary to cause, effect and consummate the Corporate Restructuring Transactions. ESI and ADA-ES hereby agree that any one or more of the Corporate Restructuring Transactions may be modified, supplemented or eliminated; provided such modification, supplement or elimination (a) is necessary or appropriate to divide the existing businesses of ESI so that the ADA-ES Business shall be owned, directly and indirectly, by ADA-ES, and (b) does not, individually or in the aggregate, adversely affect the ESI Business (other than to a de minimis extent).

     SECTION 2.02. Pre-Distribution Stock Dividends to ESI. On or prior to the Distribution Date, ADA-ES shall issue to ESI, as a stock dividend, the number of shares of ADA-ES Common Stock as is required to effect the Distribution, as certified by the Agent. In connection therewith, ESI shall deliver to ADA-ES for cancellation the share certificate (or certificates) currently held by it representing all ADA-ES Common Stock.

     SECTION 2.03. Articles of Incorporation and Bylaws of ADA-ES. On or prior to the Distribution Date, ESI and ADA-ES shall take all necessary actions so that, as of the Distribution Date, the Amended and Restated Articles of Incorporation and Bylaws of ADA-ES will be substantially in the forms set forth in Exhibits K and L, respectively.

     SECTION 2.04. Election of Directors of ADA-ES. On or prior to the Distribution Date, ESI, as the sole or majority stockholder of ADA-ES, shall take all necessary action so that as of the Distribution Date the directors of ADA-ES will be as set forth in the ADA-ES Information Statement.

     SECTION 2.05. Transfer and Assignment of Certain Licenses and Permits.

          (a) Licenses and Permits Relating to the ADA-ES Business. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, ESI shall (and, if applicable, shall cause any other Person over which it has legal or effective direct or indirect control to), duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the ADA-ES Group (as directed by ADA-ES) all transferable licenses, permits and authorizations issued by any Governmental Authority that relate to the ADA-ES Business but which are held in the name of any member of the ESI Group, or any of their respective employees, officers, directors, stockholders or agents.

          (b) Licenses and Permits Relating to the ESI Business. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, ADA-ES shall (and, if applicable, shall cause any other Person over which it has legal or effective direct or indirect control to), duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the ESI Group (as directed by ESI) all transferable licenses, permits and authorizations issued by any Governmental Authority that relate to the ESI Business but which are held in the name of any member of the ADA-ES Group, or any of their respective employees, officers, directors, stockholders or agents.

     SECTION 2.06. Transfer and Assignment of Certain Agreements:

          (a) Transfer and Assignment of ESI Business Agreements. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, and subject to the limitations set forth in this Section 2.06, ADA-ES shall (and, if applicable, shall cause any of the other members of its Group over which it has legal or effective direct or indirect control to), assign, transfer and convey to ESI (or such other member of the ESI Group as ESI shall direct) all of its (or such other member of its Group's) right, title and interest in and to any and all agreements that relate exclusively to the ESI Business or any member of the ESI Group.

          (b) Transfer and Assignment of ADA-ES Business Agreements. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, and subject to the limitations set forth in this Section 2.06, ESI shall (and, if applicable, shall cause any of the other members of its Group over which it has legal or effective direct or indirect control to), assign, transfer and convey to ADA-ES (or such other member of the ADA-ES Group as ADA-ES shall direct) all of its (or such other member of its Group's) right, title and interest in and to any and all agreements that relate exclusively to the ADA-ES Business or any member of the ADA-ES Group.

          (c) Joint Agreements. Subject to the provisions of Section 2.06(e) below, any agreement to which any party hereto (or any other member of such party's Group) is a party that inures to the benefit of both the ESI Business and the ADA-ES Business shall be assigned in part, at the expense and risk of the assignee, on or prior to the Distribution Date or as soon as reasonably practicable thereafter, so that each party (or such other member of such party's Group) shall be entitled to the rights and benefits inuring to its business under such agreement.

          (d) Obligations of Assignees. The assignee of any agreement assigned, in whole or in part, hereunder (an "Assigned") shall, as a condition to such assignment, assume and agree to pay, perform, and fully discharge all obligations of the assignor under such agreement (whether such obligations arose or were incurred prior to, on or subsequent to the Distribution Date and irrespective of whether such obligations have been asserted as of the Distribution Date) or, in the case of a partial assignment under Section 2.06(c) above, such Assignee's related portion of such obligations as determined in accordance with the terms of the relevant agreement, where determinable on the face thereof, and otherwise as determined in accordance with the practice of the parties prior to the Distribution. Furthermore, the Assignee shall use its commercially reasonable efforts to cause the assignor of such agreement to be released from its obligations under the assigned agreements.

          (e) No Assignment of Certain Agreements. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any agreement, in whole or in part, or any rights thereunder if the agreement to assign or attempt to assign, without the consent of a third party, would constitute a breach thereof or in any way adversely affect the rights of the Assignee thereof until such consent is obtained. If an attempted assignment thereof would be ineffective or would adversely affect the rights of any party hereto so that the Assignee would not, in fact, receive all such rights, the parties hereto will cooperate with each other to effect any arrangement designed reasonably to provide for the Assignee the benefits of, and to permit the Assignee to assume liabilities under, any such agreement, subject to the remaining sentences of this Section 2.06(e). There are certain software license agreements held in the name of a member of the ADA-ES Group that presently inure to the benefit of the ESI Business and the ADA-ES Business. Notwithstanding any other provision of this Agreement, each such license agreement shall continue to be held by that member of the ADA-ES Group without any obligation of any party to cause the assignment of such license agreement, or to effect any arrangement to provide such benefit, to the ESI Business or the ADA-ES Business, except where the license agreement expressly permits the benefits and obligations to be divided among the Businesses or as may be negotiated with the licensor by that member of the ADA-ES Group and such other parties and the ADA-ES Business shall use commercially reasonable efforts to do so.

     SECTION 2.07. Consents. The parties hereto shall use their reasonable efforts to obtain any third-party consents or approvals that are required to consummate the Corporate Restructuring Transactions, the Distribution and the other transactions contemplated herein (the "Consents").

     SECTION 2.08. Other Transactions. On or prior to the Distribution Date (but in all events prior to the Distribution, ESI and ADA-ES shall have consummated those other transactions in connection with the Corporate Restructuring Transactions and the Distribution that are contemplated by the ADA-ES Information Statement, and not specifically referred to in Sections 2.01 through
2.07 above, subject, however, to the limitations set forth in subparagraph (b) of Section 2.01 above.

     SECTION 2.09. Election of Officers. On or prior to the Distribution Date, ESI and ADA-ES shall, as applicable, take all actions necessary and desirable so that as of the Distribution Date the officers of ADA-ES will be as set forth in the ADA-ES Information Statement.

     SECTION 2.10. Preparation and Filing of ADA-ES Registration Statement. ESI and ADA-ES shall prepare or cause to be prepared, and ADA-ES shall file or cause to be filed with the Commission, the ADA-ES Registration Statement. The ADA-ES Registration Statement shall include or incorporate by reference the ADA-ES Information Statement setting forth appropriate disclosure concerning ESI, ADA-ES, the Distribution and such other matter: as may be required to be disclosed therein by the provisions of the Exchange Act and the rules and regulations promulgated thereunder. ESI and ADA-ES shall take all such actions as may be reasonably necessary or appropriate in order to cause the ADA-ES Registration Statement to become effective by order of the Commission pursuant to the Exchange Act.

     SECTION 2.11. State Securities Laws. Prior to the Distribution Date, ESI and ADA-ES shall take all such action as may be necessary or appropriate under the securities or Blue Sky laws of states or other political subdivisions of the United States in order to effect the Distribution.

     SECTION 2.12. Listing Application. Prior to the Distribution Date, ESI and ADA-ES shall prepare and file with the OTCBB listing applications and related documents and shall take all such other actions with respect thereto as shall be necessary or desirable in order to cause the OTCBB to list on or prior to the Distribution Date, subject to official notice of issuance, the ADA-ES Common Shares.

     SECTION 2.13. Certain Financial and Other Arrangements.

          (a) Settlement of Intercompany Accounts Between ADA-ES Group and ESI Group. All intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for in any of the Ancillary Agreements or hereunder), including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, between any member of the ADA-ES Group and any member of the ESI Group shall, as of the close of business on the Distribution Date, be settled, capitalized or converted into ordinary trade accounts, in each case as may be agreed in writing prior to the Distribution Date by duly authorized representatives of ESI and ADA-ES.

          (b) Operations in Ordinary Course. Except as otherwise provided in this Agreement or any Ancillary Agreement, during the period from the date of this Agreement through the Distribution Date, ESI and ADA-ES shall, and shall cause any entity that is a Subsidiary of such party at any time during such period to, conduct its business in a manner substantially consistent with current and past operating practices and in the ordinary course, including, without limitation, with respect to the payment and administration of accounts payable and the collection and administration of accounts receivable, the purchase of capital assets and equipment and the management of inventories.

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     SECTION 2.14. Director, Officer and Employee Resignations. Subject to the
provisions of Section 2.04 and Section 2.09 above:

          (a) Resignations by Directors and Employees of the ESI Group. ESI shall cause all of its directors and all employees of the ESI Group to resign, effective as of the close of business on the Distribution Date, from all boards of directors or similar governing bodies of each member of the ADA-ES Group on which they serve, and from all positions as officers or employees of any member of the ADA-ES Group, except as otherwise set forth in the ADA-ES Information Statement or mutually agreed to in writing on or prior to the Distribution Date by ESI and ADA-ES.

          (b) Resignations by Directors and Employees of the ADA-ES Group. ADA-ES shall cause all of its directors and all employees of the ADA-ES Group to resign, effective as of the close of business on the Distribution Date, from all boards of directors or similar governing bodies of each member of the ESI Group on which they serve, and from all positions as officers or employees of any member of the ESI Group, except as otherwise set forth in the ADA-ES Information Statement or mutually agreed to in writing on or prior to the Distribution Date by ADA-ES and ESI.

     SECTION 2.15. Transfers Not Effected Prior to the Distribution; Transfers Deemed Effective as of the Distribution Date. To the extent that any transfers contemplated by this Article II shall not have been consummated on or prior to the Distribution Date, the parties hereto shall cooperate (and shall cause each of their respective Affiliates and each member of their respective Groups over which they have legal or effective direct or indirect control to cooperate) to effect such transfers as promptly following the Distribution Date as shall be practicable. Nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities, which by their terms or operation of Law cannot be transferred or assumed; provided, however, that the parties hereto shall cooperate (and shall cause each of their respective Affiliates and each member of their respective Groups over which they have legal or effective direct or indirect control to cooperate) to seek to obtain any necessary consents or approvals for the transfer of all assets and Liabilities contemplated to be transferred pursuant to this Article II. In the event that any such transfer of assets or Liabilities has not been consummated, from and after the Distribution Date the party retaining such asset or Liability (or, as applicable, such other member or members of such party's Group) shall hold such asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) or retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be, and take such other action as may be reasonably requested by the party to whom such asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such asset or Liability been transferred or assumed as contemplated hereby. As and when any such asset or Liability becomes transferable or assumable, such transfer shall be effected forthwith. As of the Distribution Date, each party hereto (or, if applicable, such other members of such party's Group) shall be deemed to have acquired (or, as applicable, retained) complete and sole beneficial ownership over all of the assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party (or any other member of such party's Group) is entitled to acquire or required to assume pursuant to the terms of this Agreement.

     SECTION 2.16. Ancillary Agreements. Prior to the Distribution Date, ESI and ADA-ES shall enter into, and/or where applicable shall cause such other members of their restive Groups to enter into, (a) the Ancillary Agreements and (b) any other agreements in respect of the Corporate Restructuring Transactions and the Distribution as are reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby so long as such agreements do not adversely affect the ESI Business other than to a de minimis extent.

                                   ARTICLE III

                                THE DISTRIBUTION

     SECTION 3.01. ESI Action Prior to the Distribution. Subject to the terms and conditions set forth herein, ESI shall take, or cause to be taken, the following acts or actions in connection with, and to otherwise effect in accordance with the terms of this Agreement, the Distribution.

          (a) Declaration of Distribution and Establishment of Distribution Date. The Board of Directors of ESI shall, in its sole discretion and subject to and in accordance with the applicable rules of the OTCBB and provisions of the CBCA, declare the Distribution and establish the Distribution Record Date, the Distribution Date, the date on which ADA-ES Common Shares and any cash in lieu of fractional shares shall be mailed to the ESI Holders and all appropriate procedures in connection with the Distribution to the extent not provided for herein; provided, however, that no such action shall create any obligation on the part of ESI to effect the Distribution or in any way limit ESI's power of termination as set forth in
     Section 8.10 hereof or alter the consequences of any such termination from those specified in such Section.

          (b) Notice to OTCBB. ESI shall, to the extent possible, give the OTCBB or other appropriate authority not less than ten days advance notice of the Distribution Record Date in compliance with Rule 10b-17 under the Exchange Act, as required.

          (c) Mailing of ADA-ES Information Statement. ESI shall, as soon as practicable after the ADA-ES Registration Statement shall have been declared effective under the Exchange Act, cause the ADA-ES Information Statement to be mailed to the ESI Holders.

     SECTION 3.02. The Distribution.

          (a) Duties and Obligations of ESI. Subject to the conditions contained herein, on the Distribution Date, but effective immediately following the close of business on the Distribution Date, ESI shall:

               (i) deliver to the Agent the share certificates representing the ADA-ES Common Shares issued to ESI by ADA-ES pursuant to Section 2.02 hereof, endorsed by ESI in blank, for the benefit of the ESI Holders; and


               (ii) instruct the Agent to distribute, as soon as practicable following consummation of the Distribution, to the ESI Holders one share of ADA-ES Common Stock rounded up to the next whole share for every ten shares of ESI Common Stock.


          (b) Duties and Responsibilities of ADA-ES. ADA-ES shall provide, or cause to be provided, to the Agent sufficient certificates representing ADA-ES Common Stock in such denominations as the Agent may request in order to effect the Distribution. All shares of ADA-ES Common Stock issued pursuant to the Distribution will be validly issued, fully paid and nonassessable and free of any preemptive (or similar) rights.

     SECTION 3.03. Fractional Shares


          (a) No Fractional Shares. Notwithstanding anything herein to the contrary, no certificate or scrip evidencing a fractional share of ADA-ES Common Stock shall be issued in connection with the Distribution, and any such fractional share interests to which a ESI Holder would otherwise be entitled will not entitle such ESI Holder to vote or to any rights of a stockholder of ADA-ES. In lieu of any such fractional shares, each ESI Holder who, but for the provisions of this Section 3.03, would be entitled to receive a fractional share interest of ADA-ES Common Stock pursuant to the Distribution shall be issued an additional whole share of ADA-ES Common Stock.


          (b) Unclaimed Stock or Cash. Any ADA-ES Common Stock or cash in lieu of fractional shares and dividends or distribution with respect to ADA-ES Common Stock that remain unclaimed by any ESI Holder 180 days after the Distribution Date shall be returned to ESI and any such ESI Holders shall look only to ESI for the ADA-ES Common Stock, cash, if any, in lieu of fractional share interests and any such dividends or distribution to which they are entitled, subject in each case to applicable escheat or other abandoned property laws.

          (c) Beneficial Owners. Solely for purposes of computing fractional share interests pursuant to Section 3.03(a), the beneficial owner of shares of ESI Common Stock held of record in the name of a nominee will be treated as the holder of record of such shares.

                                   ARTICLE IV

                         CONDITIONS TO THE DISTRIBUTION

     SECTION 4.01. Conditions Precedent to the Distribution. The obligation of ESI to cause the Distribution to be consummated shall be subject, at the option of ESI, to the fulfillment or waiver, on or prior to the Termination Date, of each of the following conditions:

          (a) Tax Sharing Agreement. ESI and ADA-ES shall have executed and delivered the Tax Sharing Agreement and such agreement shall be in full force and effect.

          (b) Benefits and Pension Plan Agreement. ESI and ADA-ES shall have executed and delivered the Benefits and Pension Plan Agreement and such agreement shall be in full force and effect.

          (c) Insurance Agreement. ESI and ADA-ES shall have executed and delivered the Insurance Agreement and such agreement shall be in full force and effect.

          (d) Debt and Cash Allocation Agreement. ESI and ADA-ES shall have executed and delivered the Debt and Cash Allocation Agreement and such agreement shall be in full force and effect.

          (e) Effective Date of Registration Statement. The Registration Statement shall have been declared effective by order of the Commission and no stop order shall have been entered, and no proceeding for that purpose shall have been initiated or threatened by the Commission with respect thereto.

          (f) OTCBB Listing. The ADA-ES Common Shares shall have been approved for listing on the OTCBB, subject to official notice of issuance.

          (g) Pre-Distribution Transactions. Each of the transactions and other matters contemplated by Article II and Section 3.01 hereof (including, without limitation, each of the distribution, transfers, conveyances, contributions, assignments or other transactions included in, or otherwise necessary to consummate, the Corporate Restructuring Transactions) shall have been fully effected, consummated and accomplished.

          (h) Covenants. The covenants contained in Article V of this Agreement that are required to be performed on or before the Distribution Date shall have been fully performed.

          (i) No Prohibitions. Consummation of the transactions contemplated hereby shall not be prohibited by Law and no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Distribution or any transaction contemplated by this Agreement, it being understood that the parties hereto hereby agree to use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted as promptly as possible.

          (j) Consents. ESI, ADA-ES and the other members of their respective Groups shall have obtained all Consents the failure of which to obtain would, in the determination of the Board of Directors of ESI, have a material adverse effect on the ESI Group or the ADA-ES Group, each taken as a whole, and such Consents shall be in full force and effect.

     SECTION 4.02. No Constraint. Notwithstanding the provisions of Section 4.01 above, the fulfillment or waiver of any or all of the conditions precedent to the Distribution set forth therein shall not:

          (a) create any obligation on the part of ESI or any other party hereto to effect the Distribution;

          (b) in any way limit ESI's right and power under Section 8.10 hereof to terminate this Agreement and the process leading to the Distribution and to abandon the Distribution; or

          (c) alter the consequences of any such termination under Section 8.10 hereof from those specified in such Section.

     SECTION 4.03. Deferral of Distribution Date. If the Distribution Date shall have been established by the Board of Directors of ESI but all the conditions precedent to the Distribution set forth in this Agreement have not theretofore been fulfilled or waived, or ESI does not reasonably anticipate that they will be fulfilled or waived, on or prior to the date established as the Distribution Date, ESI may, by resolution of its Board of Directors (or a committee thereof, so authorized), defer the Distribution Date to a later date.

     SECTION 4.04. Public Notice of Deferred Distribution Date. If the Board of Directors (or a committee thereof, so authorized) of ESI shall defer the Distribution Date in accordance with Section 4.03 above and public announcement of the prior Distribution Date has theretofore been made, ESI shall promptly thereafter issue, in accordance with the advice of legal counsel, a public announcement with respect to such deferment and shall, with the advice of legal counsel, take such other actions as may be deemed necessary or desirable with respect to the dissemination of such information.

                                    ARTICLE V

                                    COVENANTS

     SECTION 5.01. Further Assurances. ESI and ADA-ES shall use all reasonable efforts to:

          (a) take or cause to be taken all actions, and do or cause to be done all things reasonably necessary, proper or advisable under applicable Law and agreements or otherwise to consummate and make effective the transactions contemplated hereby, including without limitation using commercially reasonable efforts to obtain any consents and approvals from, enter into any amendatory agreements with and make any applications, registrations or filings with, any third Person or any Governmental Authority necessary or desirable in order to consummate the transactions contemplated hereby or to carry out the purposes of this Agreement; and

          (b) execute and deliver such further instruments and documents and take such other actions as the other party may reasonably request in order to consummate the transactions contemplated hereby and effectuate the purposes of this Agreement.

     SECTION 5.02. ESI Name. ESI shall grant ADA-ES transition licenses, in the forms of Exhibit M (the "Transition Trademark License"), to use the ESI Trademarks and Trade Names for the limited use as more fully described below in this Section 5.02 and in Section 5.03. ADA-ES shall, and shall cause each of the other members of its Group over which it has legal or effective direct or indirect control to, at its own expense:

          (a) Within thirty (30) days following the Distribution Date, change, if necessary, its corporate name to delete therefrom the word "ESI" or any other word that is confusingly similar to the word "ESI;" and

          (b) Within one year following the Distribution Date, remove any and all references to the ESI Trademark and Trade Names from any and all signs, displays or other identification or advertising material (excluding any such material that is the subject of Section 5.03 below). After the conclusion of such period, ADA-ES and each other member of its respective Group or over which it has legal or effective direct or indirect control shall not use or display any of the ESI Trademarks and Trade Names without the prior written consent of ESI, which consent may be withheld for any reason or no reason whatsoever. After the Distribution date, no party hereto shall represent or permit to be represented to any third Person that it or any member of its Group has a business affiliation with any other party hereto or any member of such other party's Group, except as expressly permitted by any of the Ancillary Agreements.

     SECTION 5.03. Supplies and Documents. Notwithstanding the provisions of
Section 5.02 above, for a period of six (6) months following the Distribution Date, the Transition Trademark License shall license (on a nonexclusive basis) to the ADA-ES Group the right to use existing supplies and documents which have imprinted thereon any of the ESI Trademarks and Trade Names to the extent that such supplies and documents were existing in the inventory of such member of the ADA-ES Group as of the Distribution Date.

     SECTION 5.04. Assumption and Satisfaction of Liabilities. Except as otherwise specifically set forth in any Ancillary Agreement, from and after the Distribution Date:

          (a) ESI shall, and shall cause each of the other members of the ESI Group over which it has legal or effective direct or indirect control to, assume, pay, perform and discharge all ESI Liabilities in accordance with their terms, when determinable, and otherwise as determined in accordance with the practice of the parties prior to the Distribution; and

          (b) ADA-ES shall, and shall cause each of the other members of the ADA-ES Group over which it has legal or effective direct or indirect control to, assume, pay, perform and discharge all ADA-ES Liabilities in accordance with their terms, when determinable, and otherwise as determined in accordance with the practice of the parties prior to the Distribution.

     SECTION 5.05. No Representations or Warranties; Consents.

          (a) General. Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement (including the Ancillary Agreements) or otherwise, making any representation or warranty whatsoever, including without limitation, any representation or warranty:

               (i) as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party; or

               (ii) as to the legal sufficiency to convey title to any asset as of the execution, delivery and filing of this Agreement or any Ancillary Agreement, including, without limitation, any Conveyancing and Assumption Instrument.

          (b) Disclaimer of Merchantability or Fitness of Assets. Each party hereto further understands and agrees that there are no warranties, express or implied, as to the merchantability or fitness of any of the assets either transferred to or retained by the ESI Group or the ADA-ES Group, pursuant to Corporate Restructuring Transactions and the other terms and provisions of this Agreement, any Conveyancing and Assumption Agreement or any Ancillary Agreement, and all such assets that are so transferred will be transferred on an "AS IS, WHERE IS" basis, and the party to which any such assets are transferred hereunder, or which retains assets hereunder, shall bear the economic and legal risk that any conveyances of such assets shall prove to be insufficient or that the title of such party or any other member of its respective Group to any such assets shall be other than good and marketable and free from encumbrances.

          (c) Acknowledgement of Disclosure and Waiver. ADA-ES acknowledges, for itself and on behalf of each other member of its Group, that:

               (i) ESI and the other members of the ESI Group have disclosed, and ADA-ES have knowledge of, all matters pertaining to the assets and properties to be conveyed to ADA-ES or any member of its Group pursuant to the Corporate Restructuring Transactions or otherwise pursuant to the other term of this Agreement to the same extent that ESI and the other members of the ESI Group have knowledge of such matters; and

               (ii) such knowledge constitutes notice and disclosure of such matters. ADA-ES waives, to the fullest extent permitted by Law, for itself and for each other member of its Group, any and all claims or causes of action which any of them may have arising out of such matters or the failure of any Conveyancing and Assumption Instrument to describe or refer to, or provide notice of, any such matters.

          (d) No Representations or Warranties Regarding Consents. Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or any Ancillary Agreement or in any other agreement or document contemplated by this Agreement or any Ancillary Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable Law. Each of the parties hereto further agrees and understands that the party to which any assets are transferred as contemplated by the Corporate Restructuring Transactions or the other provisions of this Agreement shall bear the economic and legal risk that any necessary consents or approvals are not obtained, that any necessary amendatory agreements are not executed and delivered or that any requirements of Law are not complied with.

          (e) Covenant to Use Reasonable Efforts to Obtain Consents. Notwithstanding the provisions of Section 5.05(d) above, each of the parties hereto shall (and shall cause each other member of its respective Group over which it has direct or indirect legal or effective control to) use reasonable efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications that may be reasonably required for the consummation of the transactions contemplated by this Agreement and shall take all such further reasonable actions as shall be reasonably necessary to preserve for each of the ESI Group and the ADA-ES Group, to the greatest extent feasible, the economic and operational benefits of the allocation of assets and Liabilities contemplated by this Agreement. In case at any time after the Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

     SECTION 5.06. Removal of Certain Guarantees.

          (a) Removal of ESI Group as Guarantor of ADA-ES and ADA-ES Liabilities. Except as otherwise contemplated in the Corporate Restructuring Transactions or otherwise specified in any Ancillary Agreement ESI, and ADA-ES shall use commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, ESI and any other member of the ESI Group removed as a guarantor of, or obligor under or for, any ADA-ES Liability.

          (b) Removal of ADA-ES Group as Guarantor of ESI Liabilities. Except as otherwise contemplated in the Corporate Restructuring Transactions or otherwise specified in any Ancillary Agreement, ESI and ADA-ES shall use commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, ADA-ES and any other member of the ADA-ES Group removed as a guarantor of, or obligor under or for, any ESI Liability.

     SECTION 5.07. Public Announcements. Each party hereto shall consult with each other before issuing any press release or otherwise issuing any other similar written public statement with respect to this Agreement or the Distribution and shall not issue any such press release or make any such public statement without the prior consent of each other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior

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consent of any other party, issue such press release or other similar written public statement as may be required by Law or any listing agreement with a national securities exchange to which any party hereto (or any member of such party's Group) is a party if it has used all reasonable efforts to consult with such other party and to obtain such party's consent but has been unable to do so in a timely manner.

     SECTION 5.08. Intercompany Agreements. Effective as of the consummation of the Distribution, ADA-ES and ESI shall (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control) to terminate each and every agreement between it and any member of the other Group other than this Agreement, any of the Ancillary Agreements and any of the license agreements referred to in Section 2.06(e) above; provided, however, that such termination shall not have any effect whatsoever on any of its rights and/or obligations that accrued or were incurred prior to the Distribution Date (subject to the terms of Section 2.13 above).

     SECTION 5.09. Tax Matters. ESI and the ADA-ES intend the Distribution to be treated as tax-free distribution under Code Section 355 and each such party shall use its reasonable efforts to cause the Distribution to so qualify. Neither ESI nor ADA-ES shall take any action that might cause:

               (i) the Distribution to fail to qualify as tax-free distribution under Code Section 355;

               (ii) any other transfer described in the Corporate Restructuring Transaction that is intended to qualify as a tax-free transfer under Code Section 332, 351, 355 or 368 to fail to so qualify; or

               (iii) ESI or any ESI Subsidiary to recognize any gains relating to deferred intercompany transactions or excess loss accounts between or among any members of affiliated groups of corporations of which ESI is the common parent.

                                   ARTICLE VI

                              ACCESS TO INFORMATION

     SECTION 6.01. Provision, Transfer and Delivery of Applicable Corporate
                                    Records.

          (a) Provision, Transfer and Delivery of ADA-ES Records. Each of ESI and ADA-ES shall (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control to) arrange as soon as practicable following the Distribution Date for the transportation (at ADA-ES' cost) to ADA-ES of the Books and Records in its possession (i) that relate primarily to the ADA-ES Business or are necessary to operate the ADA-ES Business (collectively, the "ADA-ES Records") and (ii) that consist of the corporate minutes of the Board of Directors (or committees thereof) of ESI or that otherwise relate to the business, administrative and management operations of ESI as the parent holding company of the ESI Business and ADA-ES Business (collectively, the "ESI Corporate Records") except to the extent such items are already in the possession of any member of the ADA-ES Group. The ADA-ES Records and the ESI Corporate Records shall be the property of ADA-ES, but shall be available to ESI for review and duplication, at its cost, pursuant to the terms of this Agreement.

          (b) Provision, Transfer and Delivery of ESI Records. ADA-ES shall (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control to) arrange as soon as practicable following the Distribution Date for the transportation (at

     ESI's cost) to ESI of the Books and Records in its possession that relate primarily to the ESI Business or are necessary to operate the ESI Business (collectively, the "ESI Records"), except to the extent such items are already in the possession of any member of the ESI Group. The ESI Records shall be the property of ESI, but shall be available to ADA-ES for review and duplication, at its cost, pursuant to the terms of this Agreement.

     SECTION 6.02. Access to Information.

          (a) Access to Books and Records. Unless otherwise contemplated by
     Section 6.06 hereof, from and after the Distribution Date, ESI and ADA-ES shall (and shall cause each of the other members of its respective Group over which it has legal or effective direct or indirect control to) afford to each other party and its authorized accountants, counsel and other designated representatives reasonable access and duplicating rights (all such duplicating costs to be borne by the requesting party) during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, Books and Records and other data and information of such party and each other member of such party's Group relating to operations prior to the Distribution insofar as such access is reasonably required by the other requesting party for the conduct of the requesting party's business (but not for competitive purposes).

          (b) Provision of Post-Distribution Commission Fillings. For a period of five years following the Distribution Date, ESI and ADA-ES shall (and shall cause each of the other members of its respective Group over which it has legal or effective direct or indirect control to) provide to the other, promptly following such time at which such documents are filed with the Commission, all documents (other than documents or portions thereof for which confidential treatment has been granted or a request for confidential treatment is pending) filed by it and by each other member of such party's Group with the Commission pursuant to the Securities Act or the periodic and interim reporting requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     SECTION 6.03. Reimbursement: Other Matters. Except to the extent otherwise contemplated hereby or by any Ancillary Agreement, a party providing Books and Records or access to information to any other party (or such party's representatives) under this Article VI shall be entitled to receive from such other party, upon the presentation of invoices therefore, payments for such amounts, relating to supplies, disbursements and other out-of pocket expenses, as may be reasonably incurred in providing such Books and Records or access to information.

     SECTION 6.04. Confidentiality.

          (a) General Restriction on Disclosure. ESI and ADA-ES shall not (and shall not permit any other member of its respective Group over which it has legal or effective direct or indirect control to) use or permit the use of (without the prior written consent of the other) and shall hold, and shall cause its consultants, advisors and otter representatives and any other member of its respective Group (over which it has legal or effective direct or indirect control) to hold, in strict confidence, all information concerning each other party hereto and the other members of such other party's Group in its possession, custody or control to the extent such information either

               (i) relates to the period up to the Distribution Date,

               (ii) relates to any Ancillary Agreement, or

               (iii) is obtained in the course of performing services for the other party pursuant to any Ancillary Agreement, and each party hereto shall not (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control not
          to) otherwise release or disclose such information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, without the prior written consent of the other affected party or parties, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by Law and such party has used reasonable efforts to consult with the other affected party or parties prior to such disclosure.

          (b) Compelled Disclosure. To the extent that a party hereto is compelled by judicial or administrative process to disclose such information under circumstances in which any evidentiary privilege would be available, such party agrees to assert such privilege in good faith prior to making such disclosure. Each of the parties shall consult with the other party in connection with any such judicial or administrative process, including, without limitation, in determining whether any privilege is available, and shall not object to each such relevant party and its counsel participating in any hearing or other proceeding (including, without limitation, any appeal of an initial order to disclose) in respect of such disclosure and assertion of privilege.

          (c) Exceptions to Confidential Treatment. Anything herein to the contrary notwithstanding, no party hereto shall be prohibited from using or permitting the use of, or required to hold in confidence, any information to the extent that (i) such information has been or is in the public domain through no fault of such party, (ii) such information is, after the Distribution Date, lawfully acquired from other sources by such party, or
     (iii) this Agreement, any Ancillary Agreement or any other agreement entered into pursuant hereto permits the use or disclosure of such information by such party.

     SECTION 6.05. Witness Services. At all times from and after the Distribution Date, ESI and ADA-ES shall use its reasonable efforts to make available to each other party hereto, upon reasonable written request, the officers, directors, employees and agents of each member of its respective Group for fact finding, consultation or interviews and as witnesses to the extent that:

          (a) such persons may reasonably be required in connection with the prosecution or defense of any Action in which the requesting party or any member of its respective Group may from time to time be involved; and

          (b) there is no conflict in the Action between the requesting party or any member of its respective Group and the party to which a request is made pursuant to this Section 6.05 or any member of such party's Group. Except as otherwise agreed by the parties, a party providing witness services to any other party under this Section shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefore, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses (but not salary expenses) and direct and indirect costs of employees who participate in fact finding, consultation or interviews or are witnesses, as are actually and reasonably incurred in providing such fact finding, consulting, interviews or witness services by the party providing such services.

     SECTION 6.06. Retention of Records. Except when a longer period is required by Law or is specifically provided for herein or in any Ancillary Agreement, each party hereto shall cause the members of its Group over which it has legal or effective direct or indirect control, to retain, for a period of at least seven years following the Distribution Date, all material information (including without limitation all material Books and Records) relating to such Group and its operations prior to the Distribution Date. Notwithstanding the foregoing, any party hereto may offer in writing to deliver to the other party all or a portion of such information as it relates to members of the offering party's Group and, if such offer is accepted in writing within ninety (90) days after receipt thereof, the offering party shall promptly arrange for the delivery of such information (or copies thereof) to the accepting party (at the expense of such accepting party). If such offer is not so accepted, the offered information may be destroyed or otherwise disposed of by the offering party at any time thereafter.

     SECTION 6.07. Privileged Matters.

          (a) Privileged Information. The parties hereto shall, and shall cause the members of its Group over which it has legal or effective direct or indirect control to, use its reasonable efforts to maintain, preserve, protect and assert all privileges including, without limitation, all privileges arising under or relating to the attorney-client relationship (including without limitation the attorney-client and attorney work product privileges) that relate directly or indirectly to any member of any other Group for any period prior to the Distribution Date ("Privilege" or "Privileges"). The parties hereto shall use reasonable efforts not to waive, or permit any member of its Group over which it has legal or effective direct or indirect control to waive, any such Privilege that could be asserted under applicable Law without the prior written consent of the other parties. With respect to each party, the rights and obligations created by this Section 6.07 shall apply to all information as to which a member of any Group did assert or, but for the Distribution, would have been entitled to assert the protection of a Privilege ("Privileged Information") including, but not limited to, any and all information that either:

               (i) was generated or received prior to the Distribution Date but which, after the Distribution, is in the possession of a member of another Group; or

               (ii) is generated or received after the Distribution Date but refers to or relates to Privileged Information that was generated or received prior to the Distribution Date.

          (b) Production of Privileged Information. Upon receipt by a party or any member of its Group of any subpoena, discovery or other request that arguably calls for the production or disclosure of Privileged Information, or if a party or any member of its Group obtains knowledge that any current or former employee of such party or any member of its Group has received any subpoena, discovery or other request that arguably calls for the production or disclosure of Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the information and to assert any rights it may have under this Section 6.07 or otherwise to prevent the production or disclosure of Privileged Information. No party will, or will permit any member of its Group over which it has direct or indirect legal or effective control to. produce or disclose any information arguably covered by a Privilege under this Section 6.07 unless:

               (i) the party has provided its express written consent to such production a disclosure; or

               (ii) a court of competent jurisdiction has entered an order, which is not then appealable or a final, nonappealable order finding that the information is not entitled to protection under any applicable privilege.

          (c) No Waiver. The parties hereto understand and agree that the transfer of any Books and Records or other information between any members of the ESI Group or the ADA-ES Group shall be made in reliance on the agreements of ESI and ADA-ES, as set forth in Section 6.04 and Section 6.07 hereof, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The Books and Records being transferred pursuant to Section 6.01 hereof, the access to information being granted pursuant to Section 6.01 hereof, the agreement to provide witnesses and individuals pursuant to Section 6.05 hereof and the transfer of Privileged Information to either party pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Section or otherwise.

                                   ARTICLE VII

                                 INDEMNIFICATION

     SECTION 7.01. Indemnification by ESI. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, ESI shall, to the fullest extent permitted by Law, indemnify, defend and hold harmless the ADA-ES Indemnified Parties from and against any and all Indemnifiable Losses of the ADA-ES Indemnified Parties arising out of, by reason of or otherwise in connection with either (i) the ESI Liabilities, or (ii) the breach by ESI of any provision of this Agreement or any Ancillary Agreement.

     SECTION 7.02. Indemnification by ADA-ES. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, ADA-ES shall. to the fullest extent permitted by Law, indemnify, defend and hold harmless the ESI Indemnified Parties from and against any and all Indemnifable Losses of the ESI Indemnified Parties arising out of, by reason of or otherwise in connection with either (i) the ADA-ES Liabilities, or (ii) the breach by ADA-ES of any provision of this Agreement or any Ancillary Agreement.

     SECTION 7.03. Limitation on Indemnification Obligations.

          (a) Reductions for Insurance Proceeds and Other Recoveries. The amount that any party (an "Indemnifying Party") is or may be required to pay to any other Person (an "Indemnified Party") pursuant-to Section 7.01 or
     Section 7.02, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered from third parties by or on behalf of such Indemnified Party in respect of the related Indemnifiable Losses (except that nothing herein shall be construed as requiring any Indemnified Party in respect of any ADA-ES Securities Liability to file any claim for insurance). The existence of a claim by an Indemnified Party for insurance or against a third party in respect of any Indemnifiable Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by an Indemnifying Party. Rather the Indemnifying Party shall make payment in full of such amount so determined to be due and owing by it against an assignment by the Indemnified Party to the Indemnifying Party of the entire claim of the Indemnified Party for such insurance or against such third party. Notwithstanding any other provisions of this Agreement, it is the intention of the parties hereto that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions or (ii) relieved of the responsibility to pay any claims for which it is obligated. If an Indemnified Party shall have received the payment required by this Agreement from an Indemnifying Party in respect of any Indemnifiable Losses and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such indemnifiable Losses, then such Indemnified Party shall hold such Insurance Proceeds in trust for the benefit of such Indemnifying Party and shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such lndemnifiable Losses.

          (b) Foreign Currency Adjustments. In the event that any indemnification payment required to be made hereunder or under any Ancillary Agreement shall be denominated in a currency other than U.S. Dollars, the amount of such payment shall be translated into U.S. Dollars using the foreign exchange rate for such currency determined in accordance with the following rules:

               (i) with respect to any Indemnifiable Losses arising from the payment by a financial institution under a guarantee, comfort letter, letter of credit, foreign exchange contract or similar instrument, the foreign exchange rate for such currency shall be determined as of the date on which such financial institution shall have been reimbursed;

               (ii) with respect to any Indemnifiable Losses covered by insurance, the foreign exchange rate for such currency shall be the foreign exchange rate employed by the insurance company providing such insurance in settling such Indemnifiable Losses with the Indemnifying Party; and

               (iii) with respect to any Indemnifiable Losses not covered by either clause (i) or (ii) above, the foreign exchange rate for such currency shall be determined as of the date that notice of the claim with respect to such Indemnifiable Losses shall be given to the Indemnified Party.

     SECTION 7.04. Procedures for Indemnification. Except as otherwise specifically provided in any Ancillary Agreement, including, without limitation, the Tax Sharing Agreement and the Benefits Agreement:

          (a) Notice of Third Party Claims. If a claim or demand is made against an Indemnified Party by any Person who is not a member of the ESI Group or ADA-ES Group (a "Third Party Claim") as to which such Indemnified Party is entitled to indemnification pursuant to this Agreement, such Indemnified Party shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within fifteen
     (15) business days) after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the Indemnified Party's right to indemnification hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly (and in any event within fifteen (15) business days) after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

          (b) Legal Defense of Third Party Claims. If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense of the Third Party Claim (other than during the period prior to the time the Indemnified Party shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnified Parties shall cooperate with the Indemnifying Party in the defense or prosecution thereof. Notwithstanding the foregoing:

               (i) the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable to the Indemnified Party for the reasonable fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party which the Indemnified Party reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages; provided, however, that if such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages;

               (ii) an Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for reasonable fees and expenses of counsel incurred by Indemnified Party in defending such Third Party Claim) if, in the Indemnified Party's reasonable judgment, a conflict of interest between such Indemnified Party and such Indemnifying Party exists in respect of such Third Party Claim; and

               (iii) if at any time after assuming the defense of a Third Party Claim an Indemnifying Party shall fail to prosecute or shall withdraw from the defense of such Third Party Claim, the Indemnified Party shall be entitled to resume the defense thereof and the indemnifying Party shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Party in such defense.

          (c) Settlement of Third Party Claims. Except as otherwise provided below in this Section 7.04(c), or as otherwise specifically provided in any Ancillary Agreement, including without limitation, the Tax Sharing Agreement and the Benefits and Pension Plan Agreement, if the Indemnifying Party has assumed the defense of any Third Party Claim, then

               (i) in no event will the Indemnified Party admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnified Party shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Patty if the Indemnified Party releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party, and

               (ii) the Indemnified Party will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnified Party completely in connection with such Third Party Claim and would not otherwise adversely affect the Indemnified Party provided, however, that the Indemnified Party may refuse to agree to any such settlement, compromise or discharge if the Indemnified Party agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge. If the Indemnifying Party has not assumed the defense of a Third Party Claim then in no event shall the Indemnified Party settle, compromise or discharge such Third Party Claim without providing prior written notice to the Indemnifying Party, which shall have the option within fifteen (15) business days following the receipt of such notice to:

               (i) approve and agree to pay the settlement,

               (ii) approve the amount of the settlement, reserving the right to contest the Indemnified Party's right to indemnity pursuant to this Agreement,

               (iii) disapprove the settlement and assume in writing all past and future responsibility for such Third Party Claim (including all of Indemnified Patty's prior expenditures in connection therewith), or

               (iv) disapprove the settlement and continue to refrain from participation in the defense of such Third Party Claim, in which event the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if the Indemnified Party elects to proceed therewith.

               In the event the Indemnifying Party does not respond to such written notice from the Indemnified Party within such fifteen (15) business-day period, the Indemnifying Party shall be deemed to have elected option (i).

          (d) Other Claims. Any claim on account of an Indemnifiable Loss that does not result from a Third Party Claim shall be asserted by written notice given by the Indemnified Party to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of fifteen (15) business days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such fifteen (15) business-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such fifteen (15) business-day period or rejects such claim in whole or in part, such Indemnified Party shall be free to pursue such remedies as may be available to such party under applicable Law or under this Agreement.

     SECTION 7.05. Indemnification Payments. Indemnification required by this
Article VII shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

     SECTION 7.06. Other Adjustments. In addition to any adjustments required pursuant to Section 7.04 hereof, if the amount of any Indemnifiable Losses shall, at any time subsequent to any indemnification payment made by the Indemnifying Patty pursuant to this Article VII, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnified Party to the Indemnifying Party, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Losses.

     SECTION 7.07. Obligations Absolute. The foregoing contractual obligations of indemnification set forth in this Article VII shall:

          (a) also apply to any and all Third Party Claims that allege that any Indemnified Patty is independently, directly, vicariously or jointly and severally liable to such third party;

          (b) to the extent permitted by applicable law, apply even if the Indemnified Party is partially negligent or otherwise partially culpable or at fault, whether or not such liability arises under any doctrine of strict liability; and

          (c) be in addition to any liability or obligation that an Indemnifying Party may have other than pursuant to this Agreement.

     SECTION 7.08. Survival of Indemnities. The obligations of ESI and ADA-ES under this Article VII shall survive the sale or other transfer by any of them of any assets or businesses or the assignment by any of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnified Party related to such assets, businesses or Liabilities.

     SECTION 7.9. Remedies Cumulative. The remedies provided in this Article VII shall be cumulative and shall not preclude assertion by any Indemnified Party of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

     SECTION 7.10. Cooperation of the Parties with Respect to Actions and Third Party Claims.

          (a) Identification of Party In Interest. Any party to this Agreement that has responsibility for an Action or Third Party Claim shall identify itself as the true party in interest with respect to such Action or Third Party Claim and shall use its reasonable efforts to obtain the dismissal of any other party to this Agreement from such Action or Third Party Claim.

          (b) Disputes Regarding Responsibility for Actions and Third Party Claims. If there is uncertainty or disagreement concerning which party to this Agreement has responsibility for any Action or Third Party Claim, the following procedure shall be followed in an effort to reach agreement concerning responsibility for such Action or Third Party Claim:

               (i) The parties in disagreement over the responsibility for an Action or Third Party Claim shall exchange brief written statements setting forth their position concerning which party has responsibility for the Action or Third Party Claim in accordance with the provisions of this Article VII. These statements shall be exchanged within five
          (5) days of a party putting another party on written notice that the other party is or may be responsible for the Action or Third Party Claim.

               (ii) If within five (5) days of the exchange of the written statement of each party's position agreement is not reached on responsibility for the Action or Third Party Claim, the General Counsel for each of the parties in disagreement over responsibility for the Action or Third Party Claim shall speak either by telephone or in person to attempt to reach agreement on responsibility for the Action or Third Party Claim.

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


               (c) Effect of Failure to Follow Procedure. Failure to follow the procedure set forth in clause (b) above shall not affect the rights and responsibilities of the parties as established by the other provisions of this Article VII.

               (d) Exchange of Information. In connection with the handling of current or future Actions or Third Party Claims, the parties may determine that it is in their mutual interest to exchange privileged or confidential information. If so, the parties agree to discuss whether it is in their mutual interest to enter into a joint defense agreement or information exchange agreement to maintain the confidentiality of their communications and to permit them to maintain the confidentiality of proprietary information or information that is otherwise confidential or subject to an applicable privilege, including but not limited to the attorney-client, work product, executive, deliberative process, or self-evaluation privileges.

     SECTION 7.11. Contribution. To the extent that any indemnification provided for under Section 7.01 or Section 7.02 is unavailable to an Indemnified Party, then the Indemnifying Party under such Section, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Indemnifiable Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other hand from the transaction or other matter that resulted in the Indemnifiable Losses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the action, inaction, statements or omissions that resulted in such Indemnifiable Losses as well as any other relevant equitable considerations.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.01. Complete Agreement; Construction. This Agreement, including the Exhibits and Schedules hereto, and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule or Exhibit hereto, the Schedule or Exhibit, as the case may be, shall prevail. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, such Ancillary Agreement shall control.

     SECTION 8.02. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.03. Survival of Agreements. Except as otherwise expressly provided herein, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

     SECTION 8.04. Responsibility for Expenses.

          (a) Expenses Incurred on or Prior to Distribution Date. Subject to the provisions of Section 8.05(c) below and except as otherwise set forth in this Agreement or any Ancillary Agreement, all costs and expenses incurred on or prior to the Distribution Date (whether or not paid on or prior to the Distribution Date) in connection with the preparation, execution,

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


     delivery and implementation of this Agreement and any Ancillary Agreement, the Information Statements and the Distribution, and the consummation of the transactions contemplated hereby and thereby shall be charged to and paid by ADA-ES; and, ADA-ES shall be solely responsible and liable for any expenses, fees, or other costs that it separately and directly incurs in connection with any of the transactions contemplated under this Agreement or any of the Ancillary Agreements.

          (b) Expenses Incurred or Accrued After Distribution Date. Subject to the provisions of Section 8.05(c) below and except as otherwise set forth in this Agreement or any Ancillary Agreement, each party shall bear its own costs and expenses first incurred or accrued after the Distribution Date.

          (c) Environmental Expenses. Notwithstanding the provisions of Section 8.05(a) and Section 8.05(b) above, expenses and other costs incurred in connection with compliance with any Environmental Laws applicable to the transactions contemplated hereby shall be paid by the party that after the Distribution Date will, or that this Agreement contemplates will, own the assets or operate the business subject to such Environmental Laws.

     SECTION 8.05. Notices. All notices and other communications to a party hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to such party (and will be deemed given on the date on which the notice is received by such party) at the address for such party set forth below (or at such other address for the party as the party shall, from time to time, specify by like notice to the other parties):

     If to ESI, at:       8100 SouthPark Way, B-2
                          Littleton, CO 80120
                          Fax - 303-734-1727
                          Attention: President

     If to ADA-ES, at:    8100 SouthPark Way, B-2
                          Littleton, CO 80120
                          Fax - 303-734-1727
                          Attention: President


     SECTION 8.06. Waivers. The failure of any party hereto to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

     SECTION 8.07. Amendments. Subject to the terms of Section 8.10 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto.

     SECTION 8.08. Assignment. This Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other parties to this Agreement. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the others, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

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


     SECTION 8.09. Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns.

     SECTION 8.10. Termination. This Agreement may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution by and in the sole discretion of ESI without the approval of ADA-ES or the stockholders of ESI. In the event of such termination, no party shall have any liability of any kind to any other party. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by the parties hereto; provided, however, that Article VIII shall not be terminated or amended after the Distribution in respect of the third party beneficiaries thereto without the consent of such persons.

     SECTION 8.11. Third Party Beneficiaries. Except as provided in Article VII hereof (relating to Indemnified Parties), this Agreement is solely for the benefit of the parties hereto, and the members of their respective Groups and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, right of reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     SECTION 8.12. Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other parties hereto for and against all out-of-pocket expenses, including, without limitation, reasonable legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

     SECTION 8.13. Title and Headings. Titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     SECTION 8.14. Exhibits and Schedules. The Exhibits and Schedules attached hereto shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     SECTION 8.15. Governing Law. All questions and/or disputes concerning the construction, validity and interpretation of this agreement and the schedules and exhibits hereto shall be governed by the internal laws, and not the law of conflicts, of the state of Colorado. Each of the parties to this agreement hereby irrevocably and unconditionally agrees to be subject to, and hereby consents and submits to, the jurisdiction of the courts of the state of Colorado and of the federal courts sitting in the state of Colorado.

     SECTION 8.16. Severability. In the event any one or more of the provisions or part thereof contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 8.17. Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantee the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

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


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            EARTH SCIENCES, INC.

                                            By:  /s/  Mark H. McKinnies
                                                  -------------------------
                                            Name:     Mark H. McKinnies
                                            Title:    President


                                            ADA-ES, INC.

                                            By:  /s/  Michael D. Durham
                                               ----------------------------
                                            Name:     Michael D. Durham
                                            Title:    President


                                       33